Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at Stephens 2019 Nashville Investment Conference

HOUSTON, November 12, 2019 — Group 1 Automotive, Inc. (NYSE: GPI), ("Group 1" or the "Company"), an international, Fortune 500 automotive retailer, today announced that senior management will present at the Stephens 2019 Nashville Investment Conference on Thursday, November 14, 2019, at the Omni Nashville Hotel, in Nashville, Tennessee.  The presentation is scheduled to begin at 4:15 p.m. ET.

A softcopy of the Company’s presentation material provided at the conference will be available within http://www.group1corp.com/events and within the Investor Relations section of Group 1's website at http://group1corp.com/company-presentations.

About Group 1 Automotive, Inc.
Group 1 owns and operates 184 automotive dealerships, 240 franchises, and 49 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
Senior V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com